Exhibit 77Q1(d)

ARTICLES
SUPPLEMENTARY
TO
ARTICLES OF
INCORPORATION
OF
LORD ABBETT MID CAP
STOCK FUND, INC.

       LORD ABBETT MID
CAP STOCK FUND, INC.
(hereinafter called the
"Corporation"), a Maryland
corporation having its principal
office c/o The Prentice-Hall
Corporation System, 7 St. Paul
Street, Suite 1660, Baltimore,
Maryland 21202, hereby certifies
to the State Department of
Assessments and Taxation of
Maryland, that:
       FIRST:  The
Corporation presently has
authority to issue 2,700,000,000
shares of capital stock, of the par
value $.001 each, having an
aggregate par value of
$2,700,000.  The Board of
Directors has previously
classified and designated
700,000,000 authorized shares as
Class A shares; 200,000,000
authorized shares as Class B
shares; 200,000,000 authorized
shares as Class C shares;
200,000,000 authorized shares as
Class F shares; 200,000,000
authorized shares as Class I
shares; 200,000,000 authorized
shares as Class P shares;
200,000,000 authorized shares as
Class R2 shares; 200,000,000
authorized shares as Class R3
shares; 200,000,000 authorized
shares as Class R4 shares;
200,000,000 authorized shares as
Class R5 shares; and
200,000,000 authorized shares as
Class R6 shares.
       SECOND:  In
accordance with 2-105(c) of
the Maryland General
Corporation Law, the total
number of shares of capital stock
that the Corporation shall have
the authority to issue is hereby
increased to 2,750,000,000, of
the par value $.001 each, having
an aggregate par value of
$2,750,000.
       THIRD:	Pursuant
to the authority of the Board of
Directors to classify and
reclassify unissued shares of
stock of the Corporation and to
classify a series into one or more
classes of such series, the Board
of Directors hereby classifies the
50,000,000 newly authorized but
unclassified and unissued shares
as follows:  50,000,000 shares as
Class I shares.
       FOURTH:  Subject to
the power of the Board of
Directors to classify and
reclassify unissued shares, all
shares of the Corporation hereby
classified as specified in Article
Third above shall be invested in
the same investment portfolio of
the Corporation and shall have
the preferences, conversion or
other rights, voting powers,
restrictions, limitations as to
dividends, qualifications, and
terms and conditions of
redemption set forth in Article V
of the Articles of Incorporation
of the Corporation (hereafter
called the "Articles") and shall
be subject to all other provisions
of the Articles relating to stock of
the Corporation generally.
       FIFTH:  Following the
increase in authorized shares as
specified in Article Second above
and the classification of
authorized but unclassified and
unissued shares as specified in
Article Third above, the
Corporation has authority to
issue 2,750,000,000 shares of
capital stock, of the par value
$.001 each, having an aggregate
par value of $2,750,000.  The
authorized shares of the
Corporation are classified and
designated as follows:
700,000,000 authorized shares as
Class A shares; 200,000,000
authorized shares as Class B
shares; 200,000,000 authorized
shares as Class C shares;
200,000,000 authorized shares as
Class F shares; 250,000,000
authorized shares as Class I
shares; 200,000,000 authorized
shares as Class P shares;
200,000,000 authorized shares as
Class R2 shares; 200,000,000
authorized shares as Class R3
shares; 200,000,000 authorized
shares as Class R4 shares;
200,000,000 authorized shares as
Class R5 shares; and
200,000,000 authorized shares as
Class R6 shares.
       SIXTH:  The
Corporation is registered as an
open-end company investment
under the Investment Company
Act of 1940, as amended.  The
total number of shares of capital
stock that the Corporation has
authority to issue has been
increased by the Board of
Directors in accordance with 2-
105(c) of the Maryland General
Corporation Law.  The shares of
stock of the Corporation hereby
classified as specified in Article
Third above have been duly
classified by the Board of
Directors under the authority
contained in the Articles.
       SEVENTH:  Pursuant to
2-208.1(d)(2) of the Maryland
General Corporation Law, the
Articles Supplementary to the
Articles set forth herein shall
become effective on the date the
Articles Supplementary are
accepted for record by the State
Department of Assessments and
Taxation of Maryland.
       IN WITNESS
WHEREOF, the Corporation has
caused these presents to be
signed in its name and on its
behalf by its Vice President and
Secretary and witnessed by its
Vice President and Assistant
Secretary on April 24, 2015.

LORD ABBETT MID CAP
STOCK FUND, INC.

By: /s/Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President and Secretary

WITNESS:


/s/Brooke A. Fapohunda
Brooke A. Fapohunda
Vice President and Assistant Secretary


THE UNDERSIGNED,
Vice President and Secretary of
LORD ABBETT MID CAP
STOCK FUND, INC., who
executed on behalf of said
Corporation the foregoing
Articles Supplementary, of which
this Certificate is made a part,
hereby acknowledges, in the
name and on behalf of said
Corporation, the foregoing
Articles Supplementary to be the
corporate act of said Corporation
and further certifies that, to the
best of his knowledge,
information and belief, the
matters and facts set forth therein
with respect to the authorization
and approval thereof are true in
all material respects under the
penalties of perjury.


/s/Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President and Secretary